Exhibit 99.1

1)                                     The shares reported as sold were beneficially owned by Seabed Veil Investment Pte. Ltd. (“Seabed”), a limited partner in EPE 892 Co-Investors II, L.P.  The sale was pursuant to the registration statement on Form S-3 filed by EP Energy Corp. on January 10, 2017 (File No. 333-215486).

The shares of common stock reported as beneficially owned include shares held of record by Apollo Investment Fund VII, L.P. (“AIF VII”), Apollo Overseas Partners (Delaware 892) VII, L.P. (“AOP (Delaware 892)”), AOP VII (EPE Intermediate), L.P. (“AOP Intermediate”), Apollo Investment Fund (PB) VII, L.P. (“AIF (PB) VII”), ANRP (EPE Intermediate), L.P. (“ANRP Intermediate”), ANRP (Corp AIV), L.P. (“ANRP (Corp AIV)”), EPE Domestic Co-Investors, L.P. (“Domestic Co-Investors”), EPE Overseas Co-Investors (FC), L.P. (“Overseas Co-Investors”), EPE 892 Co-Investors I, L.P. (“Co-Investor I”), EPE 892 Co-Investors II, L.P. (“Co-Investor II”), and EPE 892 Co-Investors III, L.P. (“Co-Investor III,” and together with AIF VII, AOP (Delaware 892), AOP Intermediate, AIF (PB) VII, ANRP Intermediate, ANRP (Corp AIV), Domestic Co-Investors, Overseas Co-Investors, Co-Investor I and Co-Investor II, the “Apollo Funds”). Apollo Management VII, L.P. (“Management VII”) is the manager of AIF VII, AOP (Delaware 892), AOP Intermediate and AIF (PB) VII. Apollo Commodities Management, L.P., with respect to Series I (“Commodities Management”) is the manager of ANRP Intermediate and ANRP (Corp AIV). EPE Acquisition Holdings, LLC (“Acquisition Holdings”) is the general partner of Domestic Co-Investors, Overseas Co-Investors, Co-Investor I, Co-Investor II and Co-Investor III. Management VII and Commodities Management are the members and managers of Acquisition Holdings. AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Commodities Management GP, LLC (“Commodities GP”) is the general partner of Commodities Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and Commodities GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of stock held of record by the Apollo Funds. The address of each of AIF VII, AOP (Delaware 892), AOP Intermediate, AIF (PB) VII, ANRP Intermediate, ANRP (Corp AIV), Domestic Co-Investors, Co-Investor I, Co-Investor II and Co-Investor III is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas Co-Investors is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address of Commodities Management, Commodities GP, Acquisition Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.